Working Capital Support Agreement - Amendment #1

Interstate Business Corporation (IBC), a Delaware corporation, hereby agrees to amend its Working Capital Support Agreement with Interstate General Company L.P. (IGC), a limited partnership organized under the laws of Delaware, as follows:

Whereas IBC has entered into a working capital support agreement with IGC, and whereas IGC is due funds from Equus Entertainment Corporation to reimburse IGC for the portion of James J. Wilson's (Mr. Wilson) time and devoted to Equus, as well as expenses incurred on behalf of Equus and charged to Mr. Wilson's IGC American Express card, and whereas IBC has expressed its willingness to fund IGC's working capital requirements, it is agreed as follows:
1.

At December 31, 2001, IGC was due $104,752 from Equus for both compensation and other miscellaneous expenses incurred by Mr. Wilson on behalf of Equus. IBC hereby agrees to assume this receivable and reduce the amount due from IGC to IBC effective as of December 31, 2001 by this amount.

2.

Each quarter, to the extent Equus is unable to reimburse IGC for its share of Mr. Wilson's salary, and or expenses (as charged to Mr. Wilson's IGC American Express card), then IBC agrees to assume such receivable and reduce the amount due from IGC to IBC effective the last day of each quarter.

3.	All other terms and conditions of the Working Capital Support Agreement remain unchanged and unaffected by this amendment.

Executed this 25th day of March 2002 in St. Charles, MD.

[See next page for signatures]

INTERSTATE BUSINESS CORPORATION

By /s/ J. Michael Wilson J. Michael Wilson, President

INTERSTATE GENERAL COMPANY L.P.
By: Interstate General Management Corporation, General Partner

By /s/ Paul Dillon Paul Dillon, Vice President
STATE OF MARYLAND, COUNTY OF CHARLES to wit:

I HEREBY CERTIFY that on this 25th day of March, 2002, before me, the undersigned Notary Public of the State of Maryland, in and for the County of Charles, personally appeared J. MICHAEL WILSON, known to me to be the PRESIDENT of INTERSTATE BUSINESS CORPORATION, who executed the foregoing on behalf of such corporation for the purposes therein contained by signing the name of the corporation by himself as such President.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Mary L. Sanders Notary Public

My commission expires: January 1, 2005
STATE OF MARYLAND, COUNTY OF CHARLES to wit:

I HEREBY CERTIFY that on this 25th day of March, 2002, before me, the undersigned Notary Public of the State of Maryland, in and for the County of Charles, personally appeared PAUL DILLON, known to me to be the VICE PRESIDENT of INTERSTATE GENERAL MANAGEMENT CORPORATION, Managing General Partner of INTERSTATE GENERAL COMPANY, L.P., who executed the foregoing on behalf of such corporation for the purposes therein contained by signing the name of the corporation by himself as such President.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Mary L. Sanders Notary Public

My commission expires: January 1, 2005